       COVER

                                Exhibit 99(b)

                        UNION PACIFIC FRUIT EXPRESS
                         COMPANY AGREEMENT EMPLOYEE
                       401(k) RETIREMENT THRIFT PLAN


              Financial Statements and Supplemental Schedules for the Years Ended December 31, 1995 and 1994
                    and Independent Auditors' Report

       INDEX

UNION PACIFIC FRUIT EXPRESS COMPANY AGREEMENT
EMPLOYEE 401(k) RETIREMENT THRIFT PLAN

TABLE OF CONTENTS
- ------------------------------------------------------------------------------

                                                                     Page
                                                                     ----

INDEPENDENT AUDITORS' REPORT                                          1

FINANCIAL STATEMENTS AS OF DECEMBER 31, 1995 AND 1994 AND
  FOR THE YEARS THEN ENDED:

  Statements of Net Assets Available for Benefits                     2

  Statements of Changes in Net Assets Available for Benefits          3

  Notes to Financial Statements                                      4-7

SUPPLEMENTAL SCHEDULES AS OF DECEMBER 31, 1995 AND FOR THE
  YEAR THEN ENDED:

  Item 27a - Schedule of Assets Held for Investment Purposes          8

  Item 27d - Schedule of Reportable Transactions                      9



Schedules not filed herewith are omitted because of the absence of the conditions under which they are required.

INDEPENDENT AUDITORS' REPORT

Union Pacific Fruit Express Company Agreement
  Employee 401(k) Retirement Thrift Plan:

We have audited the accompanying statements of net assets available for benefits of the Union Pacific Fruit Express Company Agreement Employee 401(k) Retirement Thrift Plan (the Plan) as of December 31, 1995 and 1994 and the related statements of changes in net assets available for benefits for the years then ended. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the net assets available for benefits of the Plan as of December 31, 1995 and 1994, and the changes in net assets available for benefits for the years then ended in conformity with generally accepted accounting principles.

Our audits were conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedules listed in the Table of Contents are presented for the purpose of additional analysis and are not a required part of the basic financial statements, but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. These schedules are the responsibility of the Plan's management. Such supplemental schedules have been subjected to the auditing procedures applied in the audits of the basic 1995 financial statements and, in our opinion, are fairly stated in all material respects when considered in relation to the basic financial statements taken as a whole.


/s/Deloitte & Touche LLP
DELOITTE & TOUCHE LLP
Omaha, Nebraska

May 23, 1996


UNION PACIFIC FRUIT EXPRESS COMPANY AGREEMENT
EMPLOYEE 401(k) RETIREMENT THRIFT PLAN

STATEMENTS OF NET ASSETS AVAILABLE FOR BENEFITS
DECEMBER 31, 1995 AND 1994
- ------------------------------------------------------------------------------

                                                  1995           1994
                                                  ----           ----
ASSETS:

  Investments at fair value (Note 3)           $175,643        $73,286
                                               --------        -------

  Net assets available for benefits            $175,643        $73,286
                                               ========        =======


The accompanying notes are an integral part of these financial statements.



UNION PACIFIC FRUIT EXPRESS COMPANY AGREEMENT
EMPLOYEE 401(k) RETIREMENT THRIFT PLAN

STATEMENTS OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS
FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1994
- ------------------------------------------------------------------------------

                                                   1995          1994
                                                   ----          ----
ADDITIONS TO NET ASSETS ATTRIBUTED TO:
  Investment income (Note 7):
    Net appreciation (depreciation) in
      fair value of investments (Note 3)       $ 29,447       $(3,185)
    Interest                                        125            61
    Dividends                                     5,159         1,737
                                               --------       -------
                                                 34,731        (1,387)

  Employee Contributions (Note 7):               68,321        60,392
                                               --------       -------

      Total Additions                           103,052        59,005
                                               --------       -------

DEDUCTIONS FROM NET ASSETS ATTRIBUTED TO:
    DISTRIBUTIONS TO PARTICIPANTS (Note 7)          695         1,702
                                               --------       -------

NET INCREASE                                    102,357        57,303

NET ASSETS AVAILABLE FOR BENEFITS:
    Beginning of Year                            73,286        15,983
                                               --------       -------

    End of Year                                $175,643       $73,286
                                               ========       =======

The accompanying notes are an integral part of these financial statements.


UNION PACIFIC FRUIT EXPRESS COMPANY AGREEMENT
EMPLOYEE 401(k) RETIREMENT THRIFT PLAN

NOTES TO FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 1995 AND 1994
- ------------------------------------------------------------------------------

1.  DESCRIPTION OF PLAN

    The following description of the Union Pacific Fruit Express Company Agreement Employee 401(k) Retirement Thrift Plan (the Plan) provides only general information. Participants should refer to the Plan document for a more complete description of the Plan's provisions.

    General - The Plan is a defined contribution plan covering employees of the Union Pacific Fruit Express Company (the Company) who are governed by a collective bargaining agreement entered into between the Company and a Union to which eligibility to participate in the plan has been extended, and have completed one year of service or were employees as of the effective date of the Plan, August 1, 1993. It is subject to the provisions of the Employee Retirement Income Security Act of 1974 (ERISA), as amended.

    Contributions - Participants may contribute 2% to 8% of their compensation on a salary deferral basis subject to limitations specified in the Internal Revenue Code. The Company does not contribute to the Plan.

    Participant Accounts - Each participant account is credited with the participant's contributions and an allocation of the Plan's earnings. Allocations are based on participant account balances.

    Vesting - Participants are at all times 100% vested in the value of their account.

    Payment of Benefits - Distribution of benefits shall be in a lump sum no later than 60 days following the close of the plan year in which the participant's termination of employment occurs, subject to certain mandatory pay-outs to participants who have attained age 70-1/2, but have not yet terminated employment.

2.  SIGNIFICANT ACCOUNTING POLICIES

    Basis of Accounting - The accounts of the Plan have been prepared in accordance with generally accepted accounting principles. The financial statements were prepared in accordance with the financial reporting requirements of the Employee Retirement Income Security Act of 1974 as permitted by the Securities and Exchange Commission's amendments to Form 11-K adopted during 1990.

    Investment Valuation and Income Recognition - Investments in the Union Pacific Company Stock Fund, Vanguard/Wellington Fund, Vanguard Index Trust-500 Portfolio Fund, Vanguard US Growth Fund, Vanguard International Growth Portfolio Fund and the Vanguard Total Bond Market Fund are valued at fair value as determined by quoted market prices. The investments in the Vanguard Investment Contract Trust Fund are valued at fair value as determined by Vanguard Fiduciary Trust Company. Dividend income is recorded as of the ex-dividend date. Security transactions are recorded as of the trade date.

    Reclassifications - Certain reclassifications have been made to the 1994 financial statements to conform with classifications in the 1995 financial statements.

3.  INVESTMENTS

    Plan participants may direct their contributions in various proportions to any of the seven available investment funds identified below:

    Fund A - Union Pacific Company Stock Fund - This fund is administered as a separate account by Vanguard Fiduciary Trust Company and invests primarily in the stock of Union Pacific Corporation. It also maintains a small cash position invested in Vanguard Money Market Reserves, to facilitate transactions. The Company stock fund is divided into fund shares, rather than shares of company stock.

    Fund B - Vanguard Wellington Fund - This fund consists of investment in the Vanguard Wellington Mutual Fund.

    Fund C -Vanguard Index Trust-500 Portfolio Fund - This fund consists of investment in the Vanguard Index Trust-500 Portfolio Mutual Fund.

    Fund D - Vanguard Investment Contract Trust Fund -This fund consists of investment in the Vanguard Fiduciary Trust Company Investment Contract Trust, a collective investment fund for tax-qualified pension and profit sharing plan assets.

    Fund E - Vanguard US Growth Fund - This fund consists of investment in the Vanguard US Growth Mutual Fund.

    Fund F - Vanguard International Growth Portfolio - This fund consists of investment in the Vanguard International Growth Portfolio Mutual Fund.

    Fund G - Vanguard Total Bond Market Fund - This fund consists of investment in the Vanguard Total Bond Market Mutual Fund.

    The following table presents the fair value of investments. Investments that represent 5% or more of the Plan's net assets are separately identified.


                                December 31, 1995        December 31, 1994
                                -----------------        -----------------
                                Number      Fair         Number      Fair
                                of Units    Value        of Units    Value
                                --------    -----        --------    -----
  Investments at Fair Value as
    Determined by Quoted Market
    Price:

    Union Pacific Company
     Stock Fund                3,158.845   $ 34,242      1,169.466   $ 8,794

    Vanguard Wellington Fund   2,552.599     62,360      1,525.238    29,574

    Vanguard Index Trust -
     500 Portfolio Fund        1,227.725     70,717        671.927    28,873

    Other                           -         6,489           -          172
                                            --------                  -------
                                            173,808                   67,413
  Other Investments at Estimated
    Fair Value:                               1,835                    5,873
                                            --------                  -------
  Total Investments at
    Fair Value                             $175,643                  $73,286
                                            ========                  =======


    During 1995 and 1994, the Plan's investments (including investments bought, sold, and held during the year), appreciated (depreciated) in value by $29,447 and $(3,185), respectively, as follows:


                                                              Years Ended
                                                              December 31,
                                                           1995         1994
                                                        ---------------------
    Net Change in Fair Value

    Investments at Fair Value as Determined
      by Quoted Market Price:

      Union Pacific Company Stock Fund                  $ 5,897      $(1,912)

      Mutual Funds                                       23,550       (1,273)
                                                        -------       -------
    Net change in fair value                            $29,447      $(3,185)
                                                        =======      =======

4.  PLAN ADMINISTRATION

    The Plan is administered by the Senior Vice President, Human Resources of Union Pacific Corporation. All expenses incurred in the administration of the Plan are paid by the Company.

5.  TAX STATUS

    The Plan obtained a tax determination letter dated July 27, 1995, in which the Internal Revenue Service stated that the Plan, as then designed, was in compliance with the applicable requirements of the Internal Revenue Code (the Code). The Plan has been amended since receiving the determination letter. However, Plan management believes that the Plan currently is being operated in compliance with the applicable requirement of the Internal Revenue Code. Therefore, it is believed that the Plan was qualified and the related trust was tax-exempt under provisions of Section 501(a) of the Internal Revenue Code as of the financial statement date. Therefore, no provision for income taxes has ben included in the Plan's financial statements.

6.  PLAN TERMINATION

    Although it has not expressed any intent to do so, the Company has the right under the Plan at any time, to terminate the Plan subject to the provisions of ERISA. Regardless of such actions, the principal and income of the Plan remains for the exclusive benefit of the Plan's participants and beneficiaries. The Company may direct the Trustee either to distribute the Plan's assets to the participants, or to continue the Trust and distribute benefits as though the Plan had not been terminated.


7.  FUND INFORMATION

    Investment income, contributions and distributions to participants by fund are as follows for the year ended December 31, 1995 and 1994:

                                             Year Ended       Year Ended
                                            December 31,     December 31,
                                                1995             1994
                                            ------------    -------------
  Investment Income:
    Union Pacific Company Stock Fund             $ 6,553         $(1,729)
    Vanguard Wellington Fund                      13,064             (44)
    Vanguard Index Trust 500 Portfolio
     Fund                                         14,642             325
    Vanguard Investment Contract Trust
     Fund                                            125              61
    Vanguard U.S. Growth Fund                        257               1
    Vanguard International Growth Portfolio
     Fund                                             89              (1)
    Vanguard Total Bond Market Fund                    1               -
                                                 -------         --------
                                                 $34,731         $(1,387)
                                                 =======         =======

  Contributions:
    Union Pacific Company Stock Fund             $16,939         $ 8,830
    Vanguard Wellington Fund                      24,807          24,728
    Vanguard Index Trust - 500 Portfolio
     Fund                                         23,468          23,899
    Vanguard Investment Contract Trust Fund        1,455           2,727
    Vanguard U.S. Growth Fund                        773              78
    Vanguard International Growth Portfolio
     Fund                                            836             130
    Vanguard Total Bond Market Fund                   43             -
                                                 -------         -------
                                                 $68,321         $60,392
                                                 =======         =======

  Distributions to participants:
    Union Pacific Company Stock Fund             $   -           $   103
    Vanguard Wellington Fund                         189             -
    Vanguard Index Trust - 500 Portfolio
     Fund                                            -               103
    Vanguard Investment Contract Trust
     Fund                                            506           1,496
    Vanguard U.S. Growth Fund                        -               -
    Vanguard International Growth Portfolio
     Fund                                            -               -
    Vanguard Total Bond Market Fund                  -               -
                                                 -------         -------
                                                 $   695         $ 1,702
                                                 =======         =======



UNION PACIFIC FRUIT EXPRESS COMPANY AGREEMENT
EMPLOYEE 401(k) RETIREMENT THRIFT PLAN

Item 27a - SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES
DECEMBER 31, 1995
- --------------------------------------------------------------------------------
     Column B                   Column C               Column D       Column E
 Identity of Issue,    Description of Investment
Borrower, Lessor     Including Collateral, Rate
 or Similar Party     of Interest, Maturity Date,                      Current
                         Par or Maturity Value            Cost          Value
 ------------------   ---------------------------         ----         -------

Union Pacific Company
 Stock Fund*              3,158.845 units                $ 30,253       $ 34,242

Vanguard Wellington Fund* 2,552.599 units                  53,951         62,360

Vanguard Index Trust -
 500 Portfolio Fund*      1,227.725 units                  57,850         70,717

Vanguard US Growth Fund*    260.343 units                   5,251          5,298

Vanguard International
 Growth Portfolio Fund*      76.391 units                   1,088          1,147

Vanguard Investment Contract
 Trust Fund*              1,834.850 units                   1,835          1,835

Vanguard Total Bond
 Market Fund*                 4.380 units                      44             44
                                                         --------       --------
                                                         $150,272       $175,643
                                                         ========       ========
*Represents a party-in-interest



UNION PACIFIC FRUIT EXPRESS COMPANY AGREEMENT
EMPLOYEE 401(k) RETIREMENT THRIFT PLAN


Item 27d - SCHEDULE OF REPORTABLE TRANSACTIONS
YEAR ENDED DECEMBER 31, 1995
- --------------------------------------------------------------------------------------

Single Transactions Involving an Amount in
Excess of 5% of the Current Value of Plan Assets:

  Column A     Column B    Column C   Column D  Column G   Column H     Column I
                                                           Current
  Identity                                                 Value of       Net
    of         Descrip-                                    Asset on       Gain
   Party       tion of     Purchase   Selling   Cost of   Transaction      or
  Involved      Asset       Price     Price     Asset        Date        (Loss)
  --------     --------    --------   -------   -------   -----------   --------
Vanguard
Fiduciary      Vanguard
Trust          US Growth
Company        Fund*        $4,189    $  -      $4,189       $4,189       $ -

Vanguard
Fiduciary      Vanguard
Trust          Wellington
Company        Fund*        $  -      $4,189    $3,465       $4,189       $ 724


Series of Transactions, When Aggregated, Involving an
Amount in Excess of 5% of the Current Value of Plan Assets:


  Column A     Column B    Column C    Column D  Column E    Column F  Column G

                                                  Total       Total
  Identity                                        Dollar      Dollar      Net
    of         Descrip-     Number      Number    Value       Value      Gain
   Party       tion of        of          of       of          of         or
  Involved      Asset      Purchases    Sales    Purchases    Sales      (Loss)
  --------     --------    ---------    ------   ---------    ------     ------
Vanguard       Union
Fiduciary      Pacific
Trust          Company
Company        Stock
               Fund*          29          -       $19,551       $  -       $  -

Vanguard
Fiduciary      Vanguard
Trust          Wellington
Company        Fund*          28          4       $29,981       $7,421     $887

Vanguard       Vanguard
Fiduciary      Index
Trust          Trust -
Company        500
               Portfolio
               Fund*          30          1       $29,092       $  464     $ 30

Vanguard       Vanguard
Fiduciary      Investment
Trust          Contract
Company        Trust
               Fund*          36          2       $ 1,972       $2,678     $  -

Vanguard
Fiduciary      Vanguard
Trust          US Growth
Company        Fund*          26          -       $ 5,186       $  -       $  -


*Represents a party-in-interest
